EXHIBIT 10.5
* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
FIRST AMENDMENT TO
CONTRACT SALES AND SERVICES AGREEMENT
     This First Amendment to Contract Sales and Services Agreement (the “Amendment”), between Cardinal Health PTS, LLC (“Cardinal Health”) and Cumberland Pharmaceuticals, Inc. (“Cumberland”) is entered into by and between Cardinal Health and Cumberland to modify the terms of the Contract Sales and Services Agreement between the parties dated May 16, 2006 (“Agreement”). All capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.
1.	Amendments.
A.	Section 2.1 of the agreement is hereby amended to the add the following to the end of Section 2.1:

In addition to the twenty-four Representatives dedicated to Detailing Products for Cumberland under this Section, Cardinal Health shall also provide Cumberland with access to a syndicated sales force which will provide Details for Cumberland products as well as products of other Cardinal Health customers (“Syndicated Sales Force”). Upon agreement of the parties, the Syndicated Sales Force shall provide Details in accordance with terms set forth in amendments to Schedule 3.1 of this Agreement. Such amendment shall set forth the details of the Details, priority of Details, Products, services and fees to be provided by Cardinal Health through the Syndicated Sales Force. The provisions of Sections 2.3(a) and 3.2 shall not apply with respect to the Syndicated Sales Force. Cumberland agrees that it will not recruit, solicit or hire any Representative which is a member of the Syndicated Sales Force during the Term of this Agreement and for one year thereafter.

B.	Section 2.2 of the Agreement is hereby amended to add the following to the end of Section 2.2:

The two Managers shall be responsible for oversight of the dedicated sales force and not the Syndicated Sales Force. The Syndicated Sales Force shall continue to be managed by individuals appointed by Cardinal Health to manage the Syndicated Sales Force.

C.	Schedule 3.1 is hereby amended to add the following at the end:

SYNDICATED SALES FORCE

Cardinal Health’s Syndicated Sales Force will make Calls on Target Customers identified by Cumberland within the territory currently served by the Syndicated Sales Force. The Syndicated Sales Force will Detail up to 3 Cumberland products during calls that are dedicated exclusively to Cumberland. For purposes of this Agreement, a “Call” means a visit by a Representative or Manager to a Target Customer in which multiple Products shall be Detailed to the Target Customer, with the understanding that a small number (less than 10%) of Calls may not involve the

Detailing of all required Products (i.e., where Target Customers will not listen to all Details).

The Call schedule shall begin on July 1, 2006 and end on June 30, 2007. Cardinal will deliver [***] during this period. The service fee schedule will be as follows:

Month		Invoice Amount
July, 2006		37,500
August		37,500
September		37,500
October		37,500
November		37,500
December		37,500
January, 2007		37,000
February		37,500
March		37,500
April		37,500
May		37,500
June, 2007		37,500

	$450,000
Cardinal Health will invoice Cumberland the amount set forth in the above table on the last day of each month for service fees.

Cardinal Health will also have the ability to earn up to [***] in performance incentive for mutually agreed upon sales achievement levels on the target audience.
The following expenses shall be direct pass-through to Cumberland for the syndicated program:

Actual travel expenses for all required participation in any subsequent POA meetings.

Actual promotional expenses and percentage of representative sample storage cost. The parties will agree upon and manage to a budget based upon marketing programs and storage requirements.

2.	Effective Date. This Amendment shall be effective upon full execution hereof (“Effective Date”). Except as otherwise amended herein, the terms and conditions of the Addendum shall remain in full force and effect.

CUMBERLAND PHARMACEUTICALS, INC.		CARDINAL HEALTH PTS, LLC.

By:	/s/ James D. Aderhold, Jr	By:	/s/ Thomas G. Dimke

Name:	James D. Aderhold, Jr	Name:	Thomas G. Dimke
Title:	V-P	Title:	SVP/GM
Date:	7/13/06	Date:	7/19/06

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